Exhibit 25.3

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

1111 Polaris Parkway
Columbus, Ohio	43271
(Address of principal executive offices)	(Zip Code)

Pauline E. Higgins
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
707 Travis Street, 4th Floor North
Houston, Texas 77002
Tel: (713) 216-1436

(Name, address and telephone number of agent for service)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact name of obligor as specified in its charter)

Delaware	06-1397316
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

251 Ballardvale Street
Wilmington, MA	01887
(Address of principal executive offices)	(Zip Code)

Subordinated Notes
(Title of the indenture securities)

GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.

         Board of Governors of the Federal Reserve System, Washington, D.C., 20551

         Federal Deposit Insurance Corporation, Washington, D.C., 20429.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2. Affiliations with the Obligor and Guarantors.

     If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16. List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

     1.      A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     2.      A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     3.      None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

     4.      A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

      5.      Not applicable.

      6.      The consent of the Trustee required by Section 321(b) of the Act. (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).

     7.      A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8.      Not applicable.

      9.      Not applicable.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 9th day of August, 2006.

JPMORGAN CHASE BANK, N.A.

By /s/	Christopher C. Holly

Christopher C. Holly
Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank, N.A.
of 1111 Polaris Parkway, Columbus, Ohio 43240
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business March 31, 2006, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts
ASSETS		in Millions

Cash and balances due from depository institutions:
Noninterest-bearing balances and
currency and coin		$35,771
Interest-bearing balances		11,008
Securities:
Held to maturity securities		72
Available for sale securities		55,459
Federal funds sold and securities purchased under
agreements to resell:
Federal funds sold in domestic offices		17,813
Securities purchased under agreements to resell		228,565
Loans and lease financing receivables:
Loans and leases held for sale		32,025
Loans and leases, net of unearned income	$381,159
Less: Allowance for loan and lease losses	5,042
Loans and leases, net of unearned income and
allowance		376,117
Trading Assets		246,732
Premises and fixed assets (including capitalized leases)		8,145
Other real estate owned		388
Investments in unconsolidated subsidiaries and
associated companies		1,620
Intangible assets:
Goodwill		23,681
Other Intangible assets.		11,704
Other assets		44,294
TOTAL ASSETS		$1,093,394

	LIABILITIES
Deposits
In domestic offices		$417,676
Noninterest-bearing	$134,430
Interest-bearing	283,246
In foreign offices, Edge and Agreement
subsidiaries and IBF's		163,635
Noninterest-bearing	$ 6,677
Interest-bearing	156,958

Federal funds purchased and securities sold under agree-
ments to repurchase:
Federal funds purchased in domestic offices		9,221
Securities sold under agreements to repurchase		125,094
Trading liabilities		137,150
Other borrowed money (includes mortgage indebtedness
and obligations under capitalized leases)		90,745
Subordinated notes and debentures		18,638
Other liabilities		41,884
TOTAL LIABILITIES		1,004,043
Minority Interest in consolidated subsidiaries		1,956

EQUITY CAPITAL

Perpetual preferred stock and related surplus.		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock).		59,450
Retained earnings		27,149
Accumulated other comprehensive income		(989)
Other equity capital components		0
TOTAL EQUITY CAPITAL		87,395
		1,093,394
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.

                                       JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the in-
structions issued by the appropriate Federal regulatory
authority and is true and correct.

MICHAEL J. CAVANAGH	)
WILLIAM B. HARRISON , JR.	)	DIRECTORS
JAMES DIMON	)